EXHIBIT 11

BLOUNT, INC.
COMPUTATION OF NET INCOME PER COMMON SHARE
(DOLLAR AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                           1995                    1994                    1993
                                  ----------------------  ----------------------  ----------------------
                                   Primary     Diluted     Primary     Diluted     Primary     Diluted
                                  ----------  ----------  ----------  ----------  ----------  ----------
Weighted average common
shares outstanding                12,590,284  12,590,284  12,421,167  12,421,167  12,149,905  12,149,905

   Incremental shares for
   stock options                     340,736     374,840     309,566     413,001     125,236     291,293

   Incremental shares for
   performance awards                                                                  8,451       8,451
                                  ----------  ----------  ----------  ----------  ----------  ----------
Total number of shares used
in per share calculations         12,931,020  12,965,124  12,730,733  12,834,168  12,283,592  12,449,649
                                  ==========  ==========  ==========  ==========  ==========  ==========

Income from continuing
operations                        $   40,090  $   40,090  $   24,396  $   24,396  $   11,888  $   11,888
                                  ----------  ----------  ----------  ----------  ----------  ----------
Discontinued operations:

   Loss from operations, net                                  (9,666)     (9,666)     (4,649)     (4,649)

   Loss on disposal, net                                        (650)       (650)
                                  ----------  ----------  ----------  ----------  ----------  ----------
      Total from discontinued
      operations                                             (10,316)    (10,316)     (4,649)     (4,649)
                                  ----------  ----------  ----------  ----------  ----------  ----------

Net income                        $   40,090  $   40,090  $   14,080  $   14,080  $    7,239  $    7,239
                                  ==========  ==========  ==========  ==========  ==========  ==========
Income (loss) per common share:

   Continuing operations          $     3.10  $     3.09  $     1.92  $     1.90  $      .97  $      .95

   Discontinued operations                                      (.81)       (.80)       (.38)       (.37)
                                  ----------  ----------  ----------  ----------  ----------  ----------

Net income                        $     3.10  $     3.09  $     1.11  $     1.10  $      .59  $      .58
                                  ==========  ==========  ==========  ==========  ==========  ==========
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